UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest reported): October 3, 2003


                        Commission file number: 000-16299

                                ________________


                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                 13-3054685
    (State or other jurisdiction of         (IRS Employer Identification Number)
     Incorporation or Organization)


 801 Mahler Rd, Suite G, Burlingame, CA                    94010
(Address of principal executive offices)                 (Zip Code)


                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)



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

ITEM 5. Other Events -Shareholder Bulletin

October 3, 2003

Dear Shareholders:

In my last update, I briefly explained the terms of our Letter of Intent (LOI) with Net Soft Systems, Inc. I have received questions from a number of shareholders which indicate that my explanation requires clarification.

The terms of the LOI are as follows:

     o    Net Soft agrees to pay ANTs $400,000 (non-refundable)

     o ANTs agrees to negotiate only with Net Soft for the exclusive rights to sell and distribute the ANTs Data Server (the "Rights") in Poland, Russia, the Czech Republic, and the European Common Market (the "Territories")

     o The negotiation process will determine what additional payments would be required of Net Soft to obtain the Rights

     o If by November 30th terms of a deal regarding the Rights have not been agreed to, ANTs may negotiate the Rights with any other entity it wishes


The LOI itself contains no grant of Rights.

I appreciate the positive feedback we have received to date. I hope this clarifies the issue.

Sincerely,


Frank Ruotolo
Chairman and CEO

This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ANTs software inc.

Date:    October 3, 2003              By:  /s/  Francis K. Ruotolo
                                           -----------------------------
                                           Francis K. Ruotolo, Chairman
                                           and Chief Executive Officer